Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Spyre Therapeutics, Inc. of our report dated October 6, 2023, relating to the Statement of Assets Acquired and Liabilities Assumed from Spyre Therapeutics, Inc. by Aeglea BioTherapeutics, Inc., which appears in Spyre Therapeutics, Inc.'s Current Report on Form 8-K dated October 6, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Austin, Texas
September 6, 2024
PricewaterhouseCoopers LLP, 835 W. 6th Street, Suite 1600, Austin, TX 78703
T: (512) 477 1300, www.pwc.com/us